EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of The Bear Stearns Companies Inc. and Subsidiaries as of May 31, 2002 and for the three months and six months ended May 31, 2002 and May 25, 2001, as indicated in our report dated July 11, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 2002, is incorporated by reference in the following Registration Statements:

                Filed on Form S-3:

Registration Statement No. 33-56009
Registration Statement No. 333-42295
Registration Statement No. 333-43565
Registration Statement No. 333-57083
Registration Statement No. 333-61437
Registration Statement No. 333-66861
Registration Statement No. 333-79417
Registration Statement No. 333-83049
Registration Statement No. 333-31980
Registration Statement No. 333-49876
Registration Statement No. 333-52902
Registration Statement No. 333-76894

                Filed on Form S-8:

Registration Statement No. 33-49979
Registration Statement No. 33-50012
Registration Statement No. 33-55804
Registration Statement No. 33-56103
Registration Statement No. 333-16041
Registration Statement No. 333-57661
Registration Statement No. 333-58007
Registration Statement No. 333-66353
Registration Statement No. 333-81901
Registration Statement No. 333-92357
Registration Statement No. 333-50928
Registration Statement No. 333-57460
Registration Statement No. 333-63002
Registration Statement No. 333-74200
Registration Statement No. 333-83580
Registration Statement No. 333-86060

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/  Deloitte & Touche LLP
New York, New York
July 11, 2002

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